UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2014

ANTRIABIO, INC.
(Name of registrant in its charter)

Delaware	000-54495	27-3440894
(State or jurisdiction	(Commission File	(IRS Employer
of incorporation or	Number)	Identification No.)
organization)

1450 Infinite Drive
Louisville, CO 80027
 (Address of principal executive offices)

(303) 222-2128
 (Registrant's telephone number)

_____________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

PIPE TRANSACTION

On November 28, 2014, AntriaBio, Inc. (the “Company”, “we”, “us” or “our”)  completed an initial close (the “Initial Close”) of a private placement transaction (the “PIPE Financing”) with investors (each an “Investor” and collectively, the “Investors”) pursuant to Section 4(a)(2) of the United States Securities Act of 1933, as amended (the “Act”) and Rule 506 of Regulation D promulgated thereunder. In connection with the Initial Close of the PIPE Financing, we entered into Subscription Agreements (collectively, the “Subscription Agreements”) by and between us and each Investor in which we issued to the Investors an aggregate of 1,742,783 units of the Company (each a “Unit” and collectively, the “Unit”).  Each Unit is priced at $1.85 and consists of one share of our common stock (an “Offered Share”) and one common share purchase warrant (a “Warrant”) exercisable at $2.50 at any time until 5:00 p.m. (Pacific Time) on the date that is thirty-six (36) months following the Initial Close of the PIPE Financing.  We received net cash proceeds of $3 million, after placement agent compensation, transaction costs, fees and expenses in the Initial Close of the PIPE Financing.

The foregoing description of the Warrant is a summary of the material terms thereof and is qualified in its entirety by the complete text of the form of the Warrant, which is attached hereto as Exhibit 4.1 to this Current Report on Form 8-K.

PLACEMENT AGENT AGREEMENT

On September 11, 2014, we entered into a placement agent agreement, dated September 11, 2014 with an effective date as of the Initial Close (the “Placement Agent Agreement”) with a placement agent (the “Placement Agent”).  The material terms of the Placement Agent Agreement are as follows:

Upon the closing of an equity financing, if any, as compensation for services provided to the Placement Agent, we agreed that we will pay the Placement Agent:  (i) a cash fee equal to 10% of the gross proceeds invested in an equity financing; and (ii) a warrant to purchase such number of shares of the Company’s common stock equal to 17.5% of the gross proceeds of an equity financing.  We also agreed to pay the Placement Agent a non-accountable expense fee equal to $25,000.  The Placement Agent Agreement contains customary representations, warranties and covenants of the parties and indemnification and contribution provisions under which the Company, on the one hand, and the Placement Agent, on the other hand, have agreed to indemnify each other against certain liabilities.

RULE 135C NOTICE

We are providing this Current Report on Form 8-K in accordance with Rule 135c under the Act (“Rule 135c”), and the notice contained herein does not constitute an offer to sell the Company’s securities, and is not a solicitation for an offer to purchase the Company’s securities. Any securities that may be offered pursuant to the Financing or any agreement related thereto including, but not limited to, the Subscription Agreement or any other agreement have not been registered under the Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 3.02 Unregistered Sales of Equity Securities.

The information required to be disclosed in this Item 3.02 is incorporated herein by reference from Item 1.01. Neither the Units, the Offered Shares nor the Warrant have been registered under the Act, in reliance on an exemption from registration under Section 4(a)(2) of the Act, and Rule 506 promulgated thereunder, based on the fact that each of the  Investors is an “accredited investor,” as such term is defined in Rule 501 of Regulation D. Neither the Units, the Offered Shares nor the Warrant may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01 Financial Statements and Exhibits

EXHIBIT	DESCRIPTION
4.1	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTRIABIO, INC.

DATE: December 4, 2014	By:	/s/ Morgan Fields
Morgan Fields Chief Accounting Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
4.1	Form of Warrant